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                                CSB BANCORP, INC.

                                   EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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

                                        Three Months Ended              Nine Months Ended
                                           September 30,                   September 30,
                                           ------------                    -------------
                                        2003            2002            2003            2002
                                     ----------      ----------      ----------      ----------
BASIC EARNINGS PER SHARE
     Net income                      $  338,685      $  635,657      $1,508,131      $1,516,904

     Weighted average
       common shares                  2,640,160       2,631,760       2,636,541       2,630,224
                                     ----------      ----------      ----------      ----------
BASIC EARNINGS
     PER SHARE                       $     0.13      $     0.24      $     0.57      $     0.58
                                     ==========      ==========      ==========      ==========


DILUTED EARNINGS PER SHARE
     Net income                      $  338,685      $  635,657      $1,508,131      $1,516,904

     Weighted average
       common shares                  2,640,160       2,631,760       2,636,541       2,630,224
     Weighted average effect of
       assumed stock options              2,218           3,032           3,478           3,740
                                     ----------      ----------      ----------      ----------
     Total                            2,642,378       2,634,792       2,640,019       2,633,964
                                     ----------      ----------      ----------      ----------
DILUTED EARNINGS
     PER SHARE                       $     0.13      $     0.24      $     0.57      $     0.58
                                     ==========      ==========      ==========      ==========



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